TRANSGLOBE ENERGY CORPORATION ANNOUNCES
UPDATE TO SIGNIFICANT SHAREHOLDER

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, November 16, 2018

TR-1: Standard form for notification of major holdings

NOTIFICATION OF MAJOR HOLDINGS (to be sent to the relevant issuer)

1a. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attachedii:		TransGlobe Energy Corporation
1b. Please indicate if the issuer is a non-UK issuer (please mark with an “X” if appropriate)
Non-UK issuer				x
2. Reason for the notification (please mark the appropriate box or boxes with an “X”)
An acquisition or disposal of voting rights				x
An acquisition or disposal of financial instruments
An event changing the breakdown of voting rights
Other (please specify)iii: Total number of voting rights of issuer changed as a result of completion of tender offer.
3. Details of person subject to the notification obligationiv
Name		Janus Henderson Group plc
City and country of registered office (if applicable)		London, UK
4. Full name of shareholder(s) (if different from 3.)[v]
Name
City and country of registered office (if applicable)
5. Date on which the threshold was crossed or reachedvi:		15 November 2018
6. Date on which issuer notified (DD/MM/YYYY):		16 November 2018
7. Total positions of person(s) subject to the notification obligation
	% of voting rights attached to shares (total of 8. A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights of issuervii
Resulting situation on the date on which threshold was crossed or reached	11.54%	0%	11.54%	72,205,369
Position of previous notification (if applicable)

8. Notified details of the resulting situation on the date on which the threshold was crossed or reachedviii
A: Voting rights attached to shares
Class/type of shares ISIN code (if possible)	Number of voting rightsix	% of voting rights
Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)
CA8936621066	-	8,335,000	-	11.54%

SUBTOTAL 8. A	8,335,000	11.54%

B 1: Financial Instruments according to Art. 13(1)(a) of Directive 2004/109/EC (DTR5.3.1.1 (a))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Periodxi	Number of voting rights that may be acquired if the instrument is exercised/converted.	% of voting rights

SUBTOTAL 8. B 1

B 2: Financial Instruments with similar economic effect according to Art. 13(1)(b) of Directive 2004/109/EC (DTR5.3.1.1 (b))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Period xi	Physical or cash settlementxii	Number of voting rights	% of voting rights

SUBTOTAL 8.B.2

9. Information in relation to the person subject to the notification obligation (please mark the applicable box with an “X”)
Person subject to the notification obligation is not controlled by any natural person or legal entity and does not control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuerxiii

Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entityxiv (please add additional rows as necessary)
			X
Namexv	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
Janus Henderson Group plc, Henderson Group Holdings Asset Management Limited, HGI Asset Management Group Limited, Henderson Global Group Limited, Henderson Holdings Group Limited, HGI Group Limited, Henderson Global Investors (Holdings) Limited, Henderson Global Investors Limited	10.73%		10.73%
Janus Henderson Group plc, Janus Capital Group Inc, Janus Capital Management LLC
Janus Henderson Group plc, Henderson Group Holdings Asset Management Limited, HGI Asset Management Group Limited, Henderson Global Group Limited, Henderson Holdings Group Limited, HGI Group Limited, Henderson Global Investors (Holdings) Limited, AlphaGen Capital Limited

10. In case of proxy voting, please identify:

Name of the proxy holder
The number and % of voting rights held
The date until which the voting rights will be held

11. Additional informationxvi

Place of completion	201 Bishopsgate, London EC2M 3AE
Date of completion	16 November 2018

About TransGlobe

TransGlobe Energy Corporation is a Calgary-based, growth-oriented oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe's common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: 403.264.9888 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com

TransGlobe Energy	Via FTI Consulting
Ross Clarkson, Chief Executive Officer Randy Neely, President Eddie Ok, Chief Financial Officer	www.trans-globe.com
Canaccord Genuity (Nomad & Joint Broker)	+44 (0) 20 7523 8000
Henry Fitzgerald-O'Connor James Asensio
GMP First Energy (Joint Broker)	+44(0)207 448 0200
Jonathan Wright
FTI Consulting (Financial PR)	+44 (0) 203 727 1000
Ben Brewerton Genevieve Ryan	transglobeenergy@fticonsulting.com